UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2005 (November 2, 2005)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2005, Chesapeake Energy Corporation (the “Company”) entered into a Purchase Agreement with Bear, Stearns & Co. Inc, Banc of America Securities LLC, Credit Suisse First Boston, Lehman Brothers, and Wachovia Securities, as representatives of several purchasers, to sell to the purchasers $500 million principal amount of the Company’s 6.875% Senior Notes due 2020. The senior notes are to be issued under an indenture dated November 8, 2005. A copy of the press release announcing the pricing of the 6.875% Senior Notes due 2020 was filed under item 8.01 of our Form 8-K dated November 3, 2005.

On November 2, 2005, the Company also entered into a Purchase Agreement with Deutsche Bank Securities, Banc of America Securities LLC, Credit Suisse First Boston, Lehman Brothers, and UBS Securities LLC, as representatives of several purchasers, to sell to the purchasers $690 million principal amount of the Company’s 2.75% Contingent Convertible Senior Notes due 2035. The convertible notes are to be issued under an indenture dated November 8, 2005. A copy of the press release announcing the pricing of the 2.75% Contingent Convertible Senior Notes due 2035 was filed under Item 8.01 of our Form 8-K dated November 3, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date: November 4, 2005

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